As filed with the Securities and Exchange Commission on January 16, 2009

Registration No. 333-145422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10109	95-104-0600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(714) 871-4848

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Arnold A. Pinkston

Senior Vice President, General Counsel and Secretary

Beckman Coulter, Inc.

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(714) 871-4848

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copy to:

Cynthia A. Rotell, Esq.

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

(213) 485-1234

Approximate Date of Commencement of Proposed Sale to the Public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☒

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On August 14, 2007, the Registrant filed an automatically effective Registration Statement on Form S-3ASR (Registration No. 333-145422) with the Securities and Exchange Commission. The Registration Statement registered the resale by certain selling securityholders named therein of up to $600,000,000 aggregate principal amount of the Registrant’s 2.50% Convertible Senior Notes due 2036 and underlying common stock (collectively, the “Securities”). The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration upon this filing all unsold Securities previously registered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, California, on January 14, 2009.

BECKMAN COULTER, INC.

By:	/s/ ARNOLD A. PINKSTON
Name: Arnold A. Pinkston Title: Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Scott Garrett	President and Chief Executive Officer	January 14, 2009

* Charles P. Slacik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 14, 2009

* Carolyn D. Beaver	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 14, 2009

* Betty Woods	Director	January 14, 2009

* James V. Mazzo	Director	January 14, 2009

* Peter B. Dervan, M.D.	Director	January 14, 2009

* Kevin M. Farr	Director	January 14, 2009

* Robert G. Funari	Director	January 14, 2009

* Charles A. Haggerty	Director	January 14, 2009

* Van B. Honeycutt	Director	January 14, 2009

* William N. Kelley, M.D.	Director	January 14, 2009

* Glenn S. Schafer	Director	January 14, 2009

(*)	By: /s/ ARNOLD A. PINKSTON
Name: Arnold A. Pinkston As attorney-in-fact